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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            J.P. MORGAN CHASE & CO.
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                 13-2624428
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

           270 Park Avenue
            New York, NY                                  10017
(Address of Principal Executive Offices)                (Zip Code)


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
If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and
effective pursuant to General Instruction    is effective pursuant to General
A.(c), please check the following            Instruction A.(d), please check the
box. [X]                                     following box. [ ]
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Securities Act registration statement file number to which this form relates: 333-94393
         ---------
         (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          -------------------                ------------------------------

Consumer Price Indexed Securities (CPIS)      American Stock Exchange, LLC


Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ----------------
                                      None


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Item 1:  Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Debt Securities -- Senior Debt Securities" relating to the Registrant's senior debt securities in the prospectus included in the Registrant's Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-94393) (the "Registration
Statement on Form S-3") filed with the Securities and Exchange Commission on February 10, 2000, as amended, and the description under the headings "Summary Information - Q&A" and "Description of CPIS" relating to the Consumer Price Indexed Securities in the Registrant's prospectus supplement dated March 15, 2001, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:  Exhibits

     The following exhibits have been filed with the Securities and Exchange
Commission:

     3.1 Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation) (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-3 (File No. 333-94393) of The Chase Manhattan Corporation.

     3.2  By-laws of J.P. Morgan Chase & Co.

     4.1  Form of Global Consumer Price Indexed Securities.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            J.P. MORGAN CHASE & CO.


                                            By: /s/ John C. Wilmot
                                               --------------------------------
                                               Name:  John C. Wilmot
                                               Title: Managing Director

Date: March 16, 2001